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                                                                      Exhibit 21

Subsidiaries of the Company:

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
                                                      Jurisdiction of
Name                                                  Incorporation
=========================================================================
April Corporation  ....................................  Colorado
Beazer Clarksburg, LLC ................................  Maryland
Beazer Homes Corp. ....................................  Tennessee
Beazer Homes Holdings Corp. ...........................  Delaware
Beazer Homes Investment Corp. .........................  Delaware
Beazer Homes Sales Arizona, Inc. ......................  Delaware
Beazer Homes Texas Holdings, Inc. .....................  Delaware
Beazer Homes Texas, L.P. ..............................  Delaware
Beazer Mortgage Corporation ...........................  Delaware
Beazer Realty Corp. ...................................  Georgia
Beazer Realty, Inc. ...................................  New Jersey
Beazer SPE LLC ........................................  Georgia
Beazer/Squires Realty, Inc. ...........................  North Carolina
Homebuilders Title Services of Virginia, Inc. .........  Virginia
Homebuilders Title Services, Inc. .....................  Delaware
Security Title Insurance Company, Inc. ................  Vermont
Texas Lone Star Title, LP .............................  Texas
United Home Insurance Co. .............................  Vermont
Universal Solutions Insurance Agency, Inc. ............  Delaware
Builder's Link, Inc. ..................................  Ohio
Crossmann Communities of North Carolina, Inc. .........  North Carolina
Crossmann Communities of Ohio, Inc. ...................  Ohio
Crossmann Communities of Tennessee, LLC ...............  Tennessee
Crossmann Communities Partnership .....................  Indiana
Crossmann-Habitat, LLC ................................  Indiana
Crossmann Investments, Inc. ...........................  Indiana
Crossmann Management, Inc. ............................  Indiana
Crossmann Mortgage Corp. ..............................  Indiana
Crossmann Realty, Co. .................................  Ohio
Cutter Homes Ltd. .....................................  Kentucky
Deluxe Aviation, Inc. .................................  Indiana
Deluxe Homes of Lafayette, Inc. .......................  Indiana
Deluxe Homes of Ohio, Inc. ............................  Ohio
Meridian Structural Insurance, Risk Retention Group ...  Hawaii
Merit Realty, Inc. ....................................  Indiana
Paragon Title LLC .....................................  Indiana
Pinehurst Builders LLC ................................  South Carolina
Trinity Homes LLC .....................................  Indiana

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